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                                                                   EXHIBIT 10.10

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement"), is made and entered into as of the 26th day of August, 1999, by and between WORLD COMMERCE ONLINE, INC., a Nevada corporation, with an address at 9677 Tradeport Drive, Orlando, Florida 32827 ("Corporation"), and JOBO HOLDING B.V., an entity organized under the laws of the Netherlands, with an address at Wilgenlaan 9, 1431 HT Adsmeer, Netherlands ("Consultant").

                                R E C I T A L S:

         WHEREAS, Consultant was the sole shareholder of the common stock of Fresh Products Network B.V., an entity organized under the laws of the Netherlands ("FPN"); and

         WHEREAS, FPN is an e-commerce trading system methodology designed to sell cut flowers from growers to resellers via the world wide web; and

         WHEREAS, Consultant has agreed to sell its interest in FPN to Corporation pursuant to that certain Stock Purchase Agreement dated August 26, 1999 by and among Corporation, FPN, Consultant, Omniflora International Ltd. and Nils van Beek (the "Stock Purchase Agreement"); and

         WHEREAS, pursuant to the Stock Purchase Agreement, Corporation and Consultant agreed to enter into this Agreement; and

         WHEREAS, Corporation is engaged in providing seamless and secure networks on the world wide web to organizations and industries to enable them to do business-to-business and business-to-consumer transactions worldwide (the "Business"), and has invested substantial time and money to develop and build substantial relationships with specific prospective or existing customers and other individuals and businesses with which it does business;

         WHEREAS, Consultant desires to be retained by Corporation and currently has or will have access to Corporation's Confidential Information (hereinafter defined in Section 2(a));

         WHEREAS, Consultant executes this Agreement, intending Corporation rely on the terms, covenants, and provisions specifically set forth and stated herein, and expressly to induce Corporation to employ Consultant; and

         WHEREAS, Corporation, as an express condition precedent to retaining Consultant, requires that Consultant execute this Agreement wherein Consultant expressly covenants and agrees to maintain the confidentiality of the Confidential Information and not to engage in conduct competitive to the Corporation.

         NOW, THEREFORE, for the reasons set forth hereinabove, and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and


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sufficiency of which are hereby acknowledged, Consultant hereby covenants and agrees as follows:

         1. RECITALS. The foregoing recitals are true and correct and form a part of this Agreement.

         2. TERM AND DUTIES. Corporation hereby retains Consultant for period beginning on August 30, 1999 ("Starting Date"), and ending four (4) years from the Starting Date (the "Term"), as a general advisor and consultant to management on matters pertaining to sales and product marketing for Europe, Africa and the Middle East, and such other matters pertaining to the Business as may, from time-to-time, be assigned by or under the authority of Corporation's Chief Marketing Officer or President. Consultant's duties will include, but not be limited to, the following:

                  (a) Defining a sales and marketing plan for Europe, Africa and the Middle East;

                  (b)      Recruit, hire and train a sales and marketing team;

                  (c) Work with and assist Corporation's management team to accomplish Corporation's goals;

                  (d) Work closely with Jaap Kras on a daily basis to insure the overall success of Corporation in Europe, Africa and the Middle East.

         3.       COMPENSATION.

                  3.1 Base Compensation. The Consultant shall receive base compensation at the annual rate of One Hundred Fifty Thousand Dollars $150,000 (the "Base Compensation") during the Term, with such Base Compensation payable in monthly installments.

                  3.2 Bonuses. At the end of each fiscal quarter of each of Corporation's fiscal years during the Term, Consultant shall be eligible to receive a bonus of $20,000 if certain quota goals ("Quota Goals") are achieved for that fiscal quarter. The Quota Goals for the 4th fiscal quarter of fiscal year 1999 through the 3rd fiscal quarter of fiscal year 2000 as set forth on the schedule attached hereto as Exhibit "A." The Quota Goals for any subsequent fiscal quarter after the 3rd fiscal quarter of fiscal year 2000 shall be mutually agreed to by Corporation and Consultant.


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         4.       EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  4.1 Reimbursement of Expenses. Upon the submission of proper substantiation by Consultant, and subject to Corporation's sole discretion, including rules and guidelines as Corporation may from time to time adopt, Corporation shall reimburse Consultant for all reasonable expenses actually paid or incurred by Consultant during the Term in the ordinary course of and pursuant to the business of Corporation. Consultant shall account to Corporation in writing for all expenses for which reimbursement is sought and shall supply to Corporation copies of all relevant invoices, receipts or other evidence reasonably requested by Corporation.

                  4.2 Automobile. During the Term, Corporation shall provide Consultant with a non-accountable automobile allowance of One Thousand Two Hundred Dollars ($1,200) per month, which amount is intended to compensate Consultant for wear and tear and, in addition, reimburse Consultant for all costs of gasoline, oil, repairs, maintenance, insurance and other expenses incurred by Consultant by reason of the use of Consultant's automobile for Corporation business from time to time.

                  4.3 Cellular Phone. During the Term, Corporation shall provide Consultant with a cellular or digital phone (the "Phone") and sufficient air time usage to enable Consultant to perform his duties set forth in this Agreement. The Phone shall be the property of Corporation. Consultant is responsible for any damage or loss to the Phone, except for normal wear and tear, and upon any termination of this Agreement, the Phone shall be promptly returned to Corporation.

         5.       TERMINATION.

                  (a) This Agreement may be terminated/canceled by either party upon the occurrence of any of the following, except for Section 5(a)(v) below which permits only Corporation to terminate, and the terminating/canceling party shall have no liability to the other party for the exercise of such right of termination/cancellation:

                           (i)      In the event  that the other  party has
breached a covenant, obligation or warranty under this Agreement, other than as discussed in Section 5 (a)(b), and such breach remains uncured for a period of thirty (30) days after notice thereof is delivered to such other party;

                           (ii)     In the event the other party ceases to
conduct business;

                           (iii)    In the event the other party becomes
insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, or becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise;

                           (iv)     In the event of the mutual agreement of the
parties hereto;


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                           (v)      By Corporation in the event Consultant
fails to earn the bonus and achieve the prescribed Quota Goals for any two consecutive fiscal quarters; or

                           (vi)     In the event the Stock  Purchase  Agreement
is not executed by all the parties thereto, and the transactions contemplated thereby are not consummated within thirty (30) days from the date first set forth above.

                  (b) If Corporation terminates/cancels this Agreement pursuant to this Section 5, Corporation shall have no further liability to Consultant, except to pay Consultant for the Services performed and expenses incurred by Consultant up to the effective date of termination/cancellation. If Consultant terminates/cancels this Agreement pursuant to this Section 5, Consultant shall have no further liability or obligation to Corporation whatsoever.

         6.       RESTRICTIVE COVENANTS.

                  (a) Confidential Information. Consultant hereby acknowledges and agrees that in the course of his employment he will acquire knowledge and will have access to information, whether in written, typed or other form, regarding the business operations of Corporation. Specifically, the following types of information are deemed confidential ("Confidential Information") and shall not be disclosed or used by Consultant except as required and authorized in furtherance of Corporation's business: trade secrets, as defined in Section 688.002(4), Florida Statute's; specific prospective customers of the Corporation; specific existing customers of the Corporation; other individuals and businesses with whom Corporation does business; proprietary information; financial or corporate records; operational, sales, promotional, and marketing methods and techniques; computer programs, including source codes and/or object codes; and/or any other proprietary, competition sensitive, or technical information or secrets developed with or without the help of Consultant.

                  (b) NonDisclosure. Consultant shall not, during the term of his employment, or at any time thereafter, either directly or indirectly, communicate, publish, disclose, divulge, or use, or authorize anyone else to communicate, publish, disclose, divulge, or use, for the benefit of himself or any other person, persons, partnership, association, corporation, or other entity, any Confidential Information which may be communicated to Consultant or of which Consultant may be apprised by virtue of his employment with Corporation. Any and all information, knowledge, know-how, and techniques which Corporation designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Consultant can demonstrate came to his attention prior to disclosure thereof by Corporation; or which, at or after the time of disclosure by Corporation to Consultant, lawfully had become a part of the public domain through lawful publication or communication by others.

                  (c) NonCompetition. Consultant covenants that, except as otherwise approved in writing by Corporation, Consultant shall not, during the term of this Agreement, and for a continuous uninterrupted period of twenty four (24) months commencing upon the termination of Consultant's employment relationship with Corporation, regardless of the cause for termination, individually, or jointly with others, either directly or indirectly, for himself, or


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through, on behalf of, or in conjunction with any person, persons, partnership, association, corporation, or other entity, own, maintain, operate, engage in, or have any interest in any business enterprise which is the same as, similar to or competitive with the Business, regardless of the geographical location of such other business enterprise, shall not directly or indirectly act as an officer, director, employee, partner, contractor, consultant, advisor, principal, agent, or proprietor, or in any other capacity for, nor lend any assistance (financial, managerial, consulting or otherwise) to or cooperate with, any such business enterprise.

                  (d) NonSolicitation. Consultant specifically acknowledges that he will have access to Confidential Information, including, without limitation, trade secrets and prospective and existing customers or customer lists of Corporation. Consultant covenants and agrees that during the term of this Agreement, and for a continuous uninterrupted period of twenty four (24) months, commencing upon the expiration or termination of Consultant's relationship with Corporation, except as otherwise approved in writing by Corporation, Consultant shall not, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, association, corporation, or entity:

                           (i)      Divert or attempt to divert or solicit any
prospective or existing customer of Corporation to any competitor by direct or indirect inducement or otherwise; or

                           (ii)     Employ  or  seek  to  employ  any  person
who is at that time employed by Corporation, any affiliate of Corporation, or otherwise directly or indirectly induce or solicit such person to leave his or her employment.


                  (e) Reasonably Necessary. Corporation and Consultant agree that the Confidential Information set forth in Section 6(a), including, without limitation, trade secrets: (i) are valuable, special, and a unique asset of Corporation; (ii) have provided and will hereafter provide Corporation with a substantial competitive advantage in the operation of its business; and
(iii) are a legitimate business interest of Corporation. Corporation and Consultant also agree that the existence of these legitimate business interests justifies the need for the restrictive covenants set forth in this Section 6, and the restrictive covenants are reasonably necessary to protect Corporation's legitimate business interests.

                  (f) Reasonable Restrictions. Consultant agrees and acknowledge that the geographical and time limitations contained in this Agreement are reasonable and properly required for the adequate protection of Corporation. It is agreed by Consultant that if any portion of the restrictions contained in this Agreement are held to be unreasonable, arbitrary, or against public policy, then the restriction shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time, and each country or portion thereof being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective, so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary, and not against public policy may be enforced against Consultant.


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                  (g)      Continuity of Restrictions. If Consultant shall
violate any of the terms or covenants contained herein, and if any court action is instituted by Corporation to prevent or enjoin such violation, then the period of time during which the terms or covenants of this Agreement shall apply, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the initial breach of the terms or covenants contained in this Agreement, whether or not Corporation had knowledge of the breach, and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

         7.       REMEDIES.

                  (a) Consultant and Corporation hereby acknowledge and agree that, in the event of any breach by Consultant, directly or indirectly, of the foregoing restrictive covenants, it will be difficult to ascertain the precise amount of damages that may be suffered by Corporation by reason of such breach; and accordingly, the parties hereby agree that, as liquidated damages (and not as a penalty) in respect of any such breach, Consultant shall be required to provide an accounting of any and all benefits received or derived, either directly or indirectly, by Consultant as a result of such breach, including, but not limited to, true and correct financial records, or other data detailing the financial benefit Consultant received or derived, directly or indirectly, from any and all violative acts or activities, and Consultant thereafter shall be required to pay to Corporation, as damages, cash amounts equal to any and all gross revenues received or derived by Consultant, directly or indirectly, from any and all violative acts or activities. The parties hereby agree that the foregoing constitutes a fair and reasonable estimate of the actual damages that might be suffered by reason of any breach of Section 6 by Consultant, and the parties hereby agree to such liquidated damages in lieu of any and all other measures of damages that might be asserted in respect of any subject breach.

                  (b) Consultant agrees that a violation or a breach of the terms, covenants, or provisions contained in this Agreement would cause irreparable injury to Corporation, and that the remedy at law for any violation or breach would be inadequate and would be difficult to ascertain, and therefore, in the event of the violation or breach, or threatened violation or breach of any such terms, covenants, or provisions contained in this Agreement, Corporation shall have the independent right to enjoin Consultant from any threatened or actual activities in violation thereof. Consultant hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such terms, covenants, or provisions without the necessity of proof of actual damages or the posting of a bond. In the event Corporation does apply for such an injunction, Consultant shall not raise as a defense thereto that Corporation has an adequate remedy at law.

         8. OWNERSHIP OF DEVELOPMENTS. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Consultant during the course of performing work for Corporation or its clients (collectively, the "Work Product") shall belong exclusively to Corporation and shall, to the extent possible, be considered a work made by Consultant for hire for Corporation within the meaning of Title 17 of the United States Code. To the extent the


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Work Product may not be considered work made by Consultant for hire for
Corporation, Consultant agrees to assign, and automatically does assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest Consultant may have in such Work Product. Upon the request of Corporation, Consultant shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

         9. RETURN OF RECORDS AND PROPERTY. Upon the request of Corporation, or absent such request, upon the termination of Consultants relationship contemplated in this Agreement with Corporation for any reason, Consultant shall immediately return to Corporation all of Corporation's property and any and all copies thereof in Consultants possession (the "Property"). The Property shall include, but shall not be limited to, all notes, data, reference material, sketches, drawings, memoranda, files, documents, specifications and any records or any other property, tangible or intangible, in any way relating to any of the Confidential Information or to Corporation's business, whether prepared by Consultant or otherwise coming into Consultants possession. The Property shall remain the exclusive property of Corporation and shall not be removed from the premises of Corporation under any circumstances whatsoever without the prior written consent of Corporation.

         10. NATURE OF RELATIONSHIP. Consultant herein is an independent contractor and will not act as Corporation's agent, nor shall be deemed an employee of Corporation for any purpose and shall not be entitled to any employee fringe benefits. Consultant shall not enter into any agreement or incur any obligations on Corporation's behalf, or commit Corporation in any manner without Corporation's prior written consent. As an independent contractor, Consultant understands and agrees that Consultant is solely responsible for the control and supervision of the means by which Consultant's services are performed.

         11. WAIVER. No waiver by Corporation of any default or nonperformance hereunder shall be deemed a waiver of any subsequent default or nonperformance. No waiver shall be effective unless in writing, and signed by the party or parties to which the performance of duty is owed. No delay in the serving of any right or remedy shall constitute a waiver of any right or remedy.

         12. CUMULATIVE REMEDIES. Notwithstanding the foregoing, all remedies of Corporation hereunder are cumulative, in addition to any other remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately. The exercise of any one remedy shall not be deemed to be an election of such remedy, or to preclude the exercise of any other remedy.

         13. CLAIMS NOT A DEFENSE. Consultant expressly agrees that the existence of any claims that he may have against Corporation, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Corporation of the covenants or provisions herein.

         14. INDEPENDENT COVENANTS. The parties agree that each of the covenants and provisions contained in this Agreement shall be deemed severable and construed as independent of any other covenant or provision. If all or any portion of a covenant or provision in this


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Agreement is held invalid, unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Corporation is a party, the remaining covenants and provisions shall remain valid and enforceable. Consultant expressly agrees to be bound by any lesser covenant or provision subsumed within the terms of such covenant or provision that imposes the maximum duty permitted by law, as if the resulting covenant or provision were separately stated in, and made a part of this Agreement.

         15. ENTIRE AGREEMENT. This Agreement contains and represents the entire and complete understanding and agreement concerning and in reference to the employment arrangement between the parties hereto. The parties hereto agree that no prior statements, representations, promises, agreements, instructions, or understandings, written or oral, pertaining to this Agreement, other than those specifically set forth and stated herein, shall be of any force or effect.

         16. MODIFICATIONS AND AMENDMENTS. This Agreement may not be, and shall not be construed to have been modified, amended, rescinded, canceled, or waived, in whole or in part, except if done so in writing and executed by the parties hereto.

         17. ATTORNEYS' FEES. In the event of a dispute regarding, arising out of, or in connection with the breach, enforcement, or interpretation of this Agreement, including, without limitation, any action seeking declaratory relief, equitable relief, injunctive relief, or damages, or any litigation or cause of action, including, without limitation, any appeals, federal bankruptcy proceedings, receivership or insolvency proceedings, reorganization, or other proceedings, the prevailing party shall recover all costs and actual attorney's fees incurred in connection therewith, including any costs of collection (including paralegals' fees).

         18. PERSONAL JURISDICTION; VENUE. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN ORANGE COUNTY, FLORIDA, FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

         19. WAIVER OF JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EMPLOYEE SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

         20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

         21. CONSTRUCTION. Each party to this Agreement had the opportunity to consult with counsel of their choice and make comments concerning the Agreement. No legal or other presumption against the party drafting this Agreement concerning its construction, interpretation or


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otherwise accrue to the benefit of any party to this Agreement and each party expressly waives the right to assert such a presumption in any proceedings or disputes connected with, arising out of, or involving this Agreement.

         22. SECTION HEADINGS. The titles to the numbered paragraphs in this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of said covenants or provisions set forth therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first set forth above.

                             WORLD COMMERCE ONLINE, INC., a
                             Nevada corporation


                             By: /s/ Keith Money
                               ----------------------------------------------
                                   Keith Money, Chief Marketing Officer &
                                   Executive Vice President



                             JOBO HOLDING B.V., an entity organized under the laws of the Netherlands


                             By: /s/ Nils van Beek
                               ----------------------------------------------
                                   Nils van Beek, President


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                                   EXHIBIT A


                             Q4 1999           Q1 2000          Q2 2000           Q3 2000
                             -------           -------          -------           -------
Turnover Revenue           3,000,000g        14,000,000g      14,000,000g       8,000,000g
(in Guilders)



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